HosmedEx
                            Hospital Medical Express




To whom it may concern

This is to certify that our company is contracting to buy equipment from ecoTech Group of Companies in Ecuador. Our present working project is in City of Ambato, Ecuador for MSW conversion. The project is in second stage of approvals and is planned to be started by end of June 2011 and finished by June 2012.

Cost of entire works contracted with ecoTech Group of Companies is $6,000,000 USD. We are looing forward to extend this pilot project to five other cities of Ecuador. If there is any question regarding this certification please do not hesitate to contact with me personally.


Tel:   ++(593)99515617   or   (593)72-814-256   or   at  my   personal   e-mail:
medicalexpressi@yahoo.com.

Respectfully

/s/ Peter Strzyga

Peter Strzyga Phd, MBA, Prof.

CEO

HosMedEx S.A.




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        Dir: Edif. Consultorios Monte Sinai. Av. Solano y Miguel Cordero
                         6-140 Oficina 010 planta baja